Exhibit 99.1

NEWS RELEASE

1101 East Arapaho Road
Suite 200
Richardson TX 75081 USA
(972) 234-6400 main

Contact

Michael L. Paxton, VP, CFO

972.301.3658, mpaxton@intrusion.com

INTRUSION INC. ANNOUNCES FIRST QUARTER RESULTS AND PROFITABILITY FOR FOUR CONSECUTIVE QUARTERS

Richardson, Texas — May 13, 2010 — Intrusion Inc. (OTCBB: INTZ), (“Intrusion”) today announced financial results for the quarter ended March 31, 2010.

Intrusion’s net income was $0.2 million in the first quarter 2010, compared to a loss of $0.3 million for the first quarter 2009.  Intrusion achieved net income for the fourth consecutive quarter in the first quarter 2010.

Revenue for the first quarter 2010 was $1.5 million, compared to $0.9 million for the first quarter 2009.

Gross profit margin was 64% of revenue in the first quarter 2010; compared to 68% in the first quarter 2009.

Intrusion’s first quarter 2010 operating expenses were $0.8 million; compared to $0.9 in the first quarter 2009.

As of March 31, 2010, Intrusion reported cash and cash equivalents of $0.4 million, a working capital deficiency of $0.9 million and debt of $1.0 million.

“During the first quarter, we booked a total of $1,205,000 of new orders.  These new orders are expected to produce revenue over 2010 and through the first quarter of 2011,” stated G. Ward Paxton, President and CEO of Intrusion.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until May 20, 2010 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 74291816.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a global provider of entity identification systems, high speed data mining, regulated information compliance, data leak prevention and data privacy protection, and network intrusion prevention and detection products.  Intrusion’s product families include TraceCop™ for entity identification, Savant™ for network data mining, Compliance Commander™ for regulated information compliance, data leak prevention and data privacy protection, and Intrusion SecureNet for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release may contain certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties.  Such statements include, without limitations, statements regarding future revenue growth and profitability, the difficulties in forecasting future sales caused by current economic and market conditions, the effects of sales and implementation cycles for our products on our quarterly results and difficulties in accurately estimating market growth, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, as well as other statements.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements.  The factors that could cause actual results to differ materially from expectations are detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	March 31,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$365	$519
Accounts receivable	437	35
Inventories, net	34	7
Prepaid expenses	80	68
Total current assets	916	945

Property and equipment, net	152	146
Other assets	39	39
TOTAL ASSETS	$1,107	$1,130

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Loan payable to officer	$970	$—
Accounts payable and accrued expenses	731	674
Dividends payable	36	360
Deferred revenue	113	93
Total current liabilities	1,850	1,127

Loan payable to officer	—	970

Stockholders’ Deficit:
Preferred stock, $.01 par value:
Authorized shares — 5,000
Series 1 shares issued and outstanding — 220 Liquidation preference of $1,127 as of March 31, 2010	778	778
Series 2 shares issued and outstanding — 460 Liquidation preference of $1,155 as of March 31, 2010	724	724
Series 3 shares issued and outstanding — 354 Liquidation preference of $776 as of March 31, 2010	504	504

Common stock, $.01 par value:
Authorized shares — 80,000
Issued shares — 11,715
Outstanding shares — 11,705	117	117
Common stock held in treasury, at cost — 10 shares	(362)	(362)
Additional paid-in capital	55,565	55,545
Accumulated deficit	(57,890)	(58,094)
Accumulated other comprehensive loss	(179)	(179)
Total stockholders’ deficit	(743)	(967)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,107	$1,130

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Quarter ended	Quarter ended
	March 31,	March 31,
	2010	2009

Revenue	$1,535	$856
Cost of revenue	554	276
Gross profit	981	580
Operating expenses:
Sales and marketing	203	264
Research and development	301	366
General and administrative	260	260
Operating income (loss)	217	(310)
Interest expense, net	(13)	(12)
Income (loss) before income taxes	204	(322)
Income tax provision	—	—
Net income (loss)	204	(322)
Preferred stock dividends accrued	(37)	(40)
Net income (loss) attributable to common stockholders	$167	$(362)

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.03)
Diluted	$0.01	$(0.03)
Weighted average shares outstanding:
Basic	11,705	11,638
Diluted	13,611	11,638